Exhibit 10.3

Form of

Amendment

of

Stock Option Agreements

This omnibus amendment (“Amendment”) is entered into and effective as of July 20, 2006 (the “Effective Date”) by and between Novatel Wireless, Inc., a Delaware corporation (the “Company”) and                          (“Optionee” and, together with the Company, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meaning to those terms assigned in the Plan (defined below).

Recitals

WHEREAS, pursuant to Company’s 2000 Stock Incentive Plan (the “Plan”), the Parties have entered into those certain stock option agreements as listed on Exhibit A hereto and as currently in effect (the “Agreements”);

WHEREAS, each Agreement provides that if the Optionee’s service with or for the Company terminates under conditions set forth therein, then the options subject thereto shall expire on the 90th calendar day following the date of such termination ( the “Exercise Period”); and

WHEREAS, the Parties now desire to amend the Exercise Period of each Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreement

Section 1. Each Agreement is hereby amended as follows:

a.	The following sentence in Section 2 is deleted in its entirety: “If your Service terminates for any reason, other than death, Disability or Cause, as defined below, then these Options will expire at the close of business at Company headquarters on the 90th calendar day after your Service termination date.”

b.	The following text is inserted in place of the sentence deleted in a above:

“Notwithstanding anything to the contrary in the Plan or in any equity agreement between the Company and Optionee, in the event Optionee’s Service with or for the Company terminates in all capacities (as an Employee, a Director, a Non-Employee Director and as a Consultant) for any reason, so that Optionee is not in Service to the Company in any of these capacities, and such termination is other than for death, disability or cause (as determined by the Committee in its reasonable discretion), then the Options shall expire at 5:00 pm (California time) on the date that is 270th calendar day following the date of such termination of Service in all capacities, except however if such day would occur in the calendar year following the calendar year of the termination day plus 90 days, the Options shall expire at 5:00 pm (California time) on December 31 of the year of the termination date. In the event that Optionee is in Service to the Company in some or any of these capacities (as an Employee, a Director, a Non-Employee Director or as a Consultant), then the Options shall not expire until the Expiration Date set forth in the respective equity agreement.”

Section 2. Except as specifically set forth in this Amendment, the Agreements remain in full force and effect without modification.

Section 3. Notwithstanding anything to the contrary herein, in no event shall the language added by this Amendment amend, alter or otherwise effect the provisions of any Change of Control Agreement by and between Optionee and the Company (the “CIC”) to the extent CIC remains in effect. In the event of any conflict between the CIC and this Amendment with respect to the time period allowed for the exercise of Options, the longer period for exercise shall prevail and be used by the parties hereto.

Section 4. The Parties hereto understand, acknowledge and agree that upon the Effective Date of this Amendment, all options subject to this Amendment shall become and be treated as Non-qualified Stock Incentive Options under the Internal Revenue Code, regardless of how such options were characterized at the date of grant.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of July 20, 2006.

COMPANY

By:

Its:

OPTIONEE

Exhibit A

Stock Option Agreements for the following grants:

Grant Number	Grant Date